UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 6, 2020

Date of Report (Date of earliest event reported)

QNB Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17706	23-2318082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

15 North Third Street, P.O. Box 9005, Quakertown, PA		18951-9005
(Address of principal executive offices)		(Zip Code)

(215) 538-5600 Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2020, the Board of Directors of QNB Corp. (the “Company”) amended Section 2.1 of the Company’s by-laws (Place of Shareholders’ Meetings) and Section 2.5 of the Company’s by-laws (Quorum of and Action by Shareholders) to add language to permit holding meetings of shareholders by means of internet or other electronic communications technology and to provide that the presence or participation by a shareholder at a meeting of shareholders, including voting and taking other action by electronic means, including the internet, will constitute the presence of, or vote or action by, the shareholder at the meeting.

The amendments to the Company’s by-laws are attached hereto as Exhibit 3.1.

Item 8.01Other Events.

On May 6, 2020, the Company, issued a press release announcing that, due to the emerging health concerns relating to the coronavirus (COVID-19) pandemic, the previously scheduled annual meeting of shareholders on May 26, 2020 will now be held as a virtual meeting.  Shareholders will not be able to attend the virtual meeting in person, but will have the ability to participate in the meeting by virtual means, to vote their shares electronically, and to submit questions during the virtual meeting.  Additionally, shareholders will be deemed to be "present" if they access the annual meeting through the virtual platform.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits:

3.1	Amendments to Section 2.1 and Section 2.5 of the Company’s by-laws.
99.1	Press release, dated May 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNB Corp.

Dated: May 6, 2020

	By:	/s/ Janice S. McCracken Erkes
Janice S. McCracken Erkes
Chief Financial Officer